UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2018

CrossAmerica Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-35711	45-4165414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Hamilton Street, Suite 200 Allentown, PA
(Address of principal executive offices)

18101
(Zip Code

Registrant’s telephone number, including area code: (610) 625-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Officers

On February 23, 2018, the board of directors (the “Board”) of CrossAmerica GP LLC, the general partner (the “General Partner”) of CrossAmerica Partners LP (the “Partnership”) accepted, effective March 1, 2018, the resignation of Jeremy L. Bergeron in his capacity as President of the General Partner. Mr. Bergeron was confirmed by the Board in his role as Chief Executive Officer of the General Partner.

As part of a planned leadership transition, on February 23, 2018, Gerardo Valencia was appointed by the Board, effective March 1, 2018, as President of the General Partner.

Gerardo Valencia (41), President. Mr. Valencia was appointed President of our General Partner, effective March 1, 2018. Mr. Valencia worked for BP p.l.c. from May 1997 until February 2018 in different positions, including retail operations, asset management, business development, and wholesale fuel sales and strategy for different markets around the globe. He was President of ampm, the convenience store subsidiary of BP p.l.c., head of sales and marketing for the U.S. West Coast and, in his last role within BP p.l.c., was responsible for retail strategy and implementation of programs across North America. He holds a master’s degree in business administration from the Kellogg School of Management and a bachelor of science degree in industrial and mechanical engineering from the Monterrey Institute of Technology in Mexico.

Mr. Valencia does not have an employment contract with the Partnership or its affiliates. As an employee of Circle K Stores, Inc. and its affiliates (“Circle K”), Mr. Valencia’s services to the Partnership are provided in accordance with the Amended and Restated Omnibus Agreement and reimbursed as part of the management fee. The Partnership does not directly employ the officers of the General Partner and does not have control over their compensation. The officers of the General Partner are employed by Circle K, and they participate in Circle K’s employee benefit plans and arrangements. Circle K, a wholly owned subsidiary of Alimentation Couche-Tard Inc., is the indirect owner of the General Partner. There are no family relationships between any of the appointed officers of the General Partner and any other director or executive officer of the General Partner.  There are no relationships of the officers that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Board of Directors

On February 26, 2018, Mr. Valencia was appointed as a member of the Board, effective March 1, 2018, increasing the number of directors to nine.

There is no arrangement or understanding between Mr. Valencia and any other person pursuant to which Mr. Valencia was elected. There are no relationships of Mr. Valencia that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD

On February 27, 2018, the Partnership issued a press release relating to management changes in the Partnership. A copy of such press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

The information in this Item 7.01 is being furnished pursuant to Regulation FD. The information in Item 7.01 and Exhibit 99.1 of Item 9.01 of this Current Report, according to general instruction B.2., shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

Exhibits NoDescription

99.1	Press Release dated February 27, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CrossAmerica Partners LP
By:	CrossAmerica GP LLC
its general partner

By:	/s/ Giovanna Rueda
	Name:	Giovanna Rueda
	Title:	Director, Legal Affairs and Corporate Secretary

Dated: February 28, 2018